Ex 10.9

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), dated as of March 27, 2024, is executed by LODGING FUND REIT III, INC., a Maryland corporation, having an address at 1635 43rd Street South, Suite 205, Fargo, North Dakota 58103 (“Pledgor”), in favor of LEGENDARY A-1 BONDS, LLC, a Delaware limited liability company, having an address at 1635 43rd Street South, Suite 205, Fargo, North Dakota 58103 (“Lender”).

RECITALS

WHEREAS, simultaneously with the execution and delivery of this Agreement, Lodging Fund REIT III OP, LP, a Delaware limited partnership (“Borrower”) and Lender have entered into that certain Loan Agreement, dated as of the date hereof (the “Loan Agreement”), pursuant to which Lender is making a loan to Borrower in the maximum principal amount of up to $4,896,801.05 (the “Loan”);

WHEREAS, the Loan is evidenced by that certain Promissory Note, dated as of the date hereof (the “Note”), in the face amount of to $4,896,801.05, made by Borrower in favor of Lender;

WHEREAS, Pledgor is the general partner of Borrower and as such, as the authority to authorize and issue limited partnership interests in Borrower; and

WHEREAS, pursuant to the Loan Agreement and the Note, the Loan is to be secured by a pledge of four hundred ninety thousand (489,680) unissued and not outstanding common limited partnership units of Borrower, and in furtherance thereof, it is a condition precedent to the obligation of Lender to make the Loan to Borrower that Pledgor shall have executed and delivered this Agreement to Lender.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Lender, as follows:

Article 8 Defined Terms. As used in this Agreement, the following terms have the meanings set forth in or incorporated by reference below:

“Acknowledgment and Consent” has the meaning ascribed to such term in Section 6(b).

“Agreement” has the meaning ascribed to such term in the introductory paragraph.

“Article 8 Matter” has the meaning ascribed to such term in Section 7(b).

“Borrower” has the meaning ascribed to such term in the Recitals.

“Borrower LP Agreement” means that certain Amended and Restated Limited Partnership Agreement of Borrower, dated as of June 15, 2020, as the same may be amended, restated, replaced, supplemented or modified from time to time if and to the extent permitted under the Loan Documents.

“Code” means the Uniform Commercial Code from time to time in effect in the State of North Dakota.

“Collateral” has the meaning ascribed to such term in Section 2.

“Company Power” has the meaning ascribed to such term in Section 3.

“Confirmation Statement and Instruction Agreement” has the meaning ascribed to such term in Section 6(b).

“Indebtedness” has the meaning ascribed to such term in the Loan Agreement.

“Instruction to Register the Pledge” has the meaning ascribed to such term in Section 6(b).

“Lender” has the meaning ascribed to such term in the Recitals.

Ex 10.9

“Loan” has the meaning ascribed to such term in the Recitals.

“Loan Agreement” has the meaning ascribed to such term in the Recitals.

“Loan Documents” means the Note, the Loan Agreement, this Agreement, and the other documents contemplated in the Loan Agreement (each as it may be amended, restated, replaced, supplemented, extended, consolidated or otherwise modified from time to time).

“Note” has the meaning ascribed to such term in the Recitals.

“Pledged Company Interests” means the common limited partnership interests of Pledgor in Borrower listed on Schedule 1 hereto.

“Pledgor” has the meaning ascribed to such term in the introductory paragraph.

“Proceeds” means all “proceeds” (as such term is defined in Section 9-102(a)(64) of the Code in effect in the applicable State on the date hereof) of the Pledged Company Interests and, in any event, shall include, without limitation, all dividends or other income from the Pledged Company Interests, collections thereon or distributions with respect thereto.

“Securities Act” means, collectively, the Securities Act of 1933 and the rules and regulations promulgated thereunder, each as amended from time to time.

“Special Damages” has the meaning ascribed to such term in Section 15(k).

Terms used herein but not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.  All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified.  All uses of the word “including” shall mean “including, without limitation” and the word “include(s)” shall mean “includes(s)”, without limitation” unless the context shall indicate otherwise.  Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Article 9 Pledge; Grant of Security Interest. Pledgor hereby pledges and grants to Lender, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Indebtedness, a first priority security interest in all of Pledgor’s right, title and interest in, to or under the following, whether now owned or hereafter acquired (collectively, the “Collateral”):
(15)	all Pledged Company Interests;
(16)	all securities, additional equity interests, moneys or property representing dividends, distributions, cash or interest on any of the Pledged Company Interests, or representing a distribution in respect of the Pledged Company Interests, or resulting from a split-up, revision, reclassification or other like change of the Pledged Company Interests or otherwise received in respect of or otherwise in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Company Interests;
(17)	any amounts payable under any policy of insurance by reason of loss or damage to the Pledged Company Interests or any other Collateral;
(18)	all “accounts”, “general intangibles”, “instruments” and “investment property” (in each case as defined in the Code) constituting or relating to the foregoing; and
(19)	all Proceeds of any of the foregoing (including any proceeds of insurance thereon, all “accounts”, “general intangibles”, “instruments” and “investment property”, in each case as defined in the Code, constituting or relating to the foregoing).

Ex 10.9

Article 10 Company Powers. Concurrently with the delivery to Lender of any certificate representing one or more shares of the Pledged Company Interests, Pledgor shall deliver to Lender an undated limited partnership power or assignment of interest, as applicable (each, a “Company Power”), covering each such certificate, duly executed in blank.
Article 11 Representations and Warranties. Pledgor represents and warrants to Lender as of the date hereof that:
Section 11.1 no authorization by, consent of, notice to or filing with (except the filing of UCC financing statements in connection herewith) any other Person (including any member or creditor of Pledgor or Borrower) that has not been obtained, is required (i) in connection with the execution and delivery of, and performance and validity of its obligations under, this Agreement by Pledgor or the enforceability of this Agreement against Pledgor, including the pledge, assignment and transfer by Pledgor of any of the Collateral to Lender or the exercise of remedies by Lender hereunder (including the foreclosure of the Lien created hereunder and the subsequent assignment and transfer of any of the Collateral to Lender or the purchaser (or its nominee) at a foreclosure sale), (ii) for the exercise by Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, in each case, except as may be required by laws affecting (A) the offering and/or sale of securities generally, (B) the exercise of remedies in respect of collateral generally, or (C) Lender or any of its affiliates, or (iii) under any contract, agreement, order or instrument binding on Lender or any of its affiliates;
Section 11.2 all of the Pledged Company Interests have been duly and validly issued and are fully paid and nonassessable;
Section 11.3 Pledgor is the record and beneficial owner of, and has good title to, the Pledged Company Interests, in each case free of any and all Liens or options in favor of, or claims of, any other Person, except the Liens created by this Agreement (and any UCC financing statements in connection herewith), and the Pledged Company Interests have not previously been assigned, sold, transferred, pledged or encumbered;
Section 11.4 Borrower has not issued, and Pledgor has not received, any certificates evidencing the Pledged Company Interests.  In the event any such certificates are issued in the future during the effectiveness of this Agreement, Pledgor shall immediately deliver such certificates into the possession of Lender, together with executed powers to cause such certificates to be in transferable form without further signature on behalf of Pledgor;
Section 11.5 the principal place of business and chief executive office of Pledgor is, and at all times prior to the execution of this Agreement has been, located at 1635 43rd Street South, Suite 205, Fargo, North Dakota 58103;
Section 11.6 the exact name of Pledgor is Lodging Fund REIT III, Inc.;
Section 11.7 Pledgor is organized under the laws of the State of North Dakota;
Section 11.8 the Company Power(s) executed and delivered in connection with the execution and delivery of this Agreement have been duly executed and give Lender the authority they purport to confer;
Section 11.9 the grant and perfection of the security interests in the Collateral in favor of Lender for the benefit of the Lenders, in accordance with the terms herein, are not made in violation of the registration requirements of the Securities Act of 1933 and the rules and regulations promulgated thereunder (the “Securities Act”), any applicable provisions of other federal securities laws, state securities or “Blue Sky” law, foreign securities law, or applicable general corporation law or any other applicable law;
Section 11.10 there currently exist no partnership certificates evidencing any of the Pledged Company Interests. However, to the extent that in the future there exist any such certificates, instruments or writings, Pledgor shall deliver all such certificates, instruments or writings to Lender;
Section 11.11 Pledgor has, independently and without reliance upon Lender, and based upon such documents and information as Pledgor has deemed appropriate, made its own credit analysis and decision to enter into this Agreement; and

Ex 10.9

(m)the Pledged Company Interests (i) are “securities” within the meaning of Sections 8-102(a)(15) and 8-103 of the Code, (ii) are “financial assets” (within the meaning of Section 8-102(a)(9) of the Code), (iii) are not credited to a “securities account” (within the meaning of Section 8-501(a) of the Code), (iv) are not dealt in or traded on a securities exchange or in a securities market, and (v) are not “investment company securities” (within the meaning of Section 8-103 of the Code).

Article 12 Covenants. Pledgor covenants and agrees with Lender, that, from and after the date of this Agreement until the Indebtedness is paid in full (exclusive of any indemnification or other obligations which are expressly stated in any of the Loan Documents to survive satisfaction of the Note):
Section 12.1 Acknowledgements of Pledgor.  If Pledgor shall, as a result of its ownership of the Pledged Company Interests, become entitled to receive or shall receive any partnership certificate (including any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Company Interests, or otherwise in respect thereof, Pledgor shall accept the same as Lender’s agent, hold the same in trust for Lender and immediately deliver the same forthwith to Lender in the exact form received, duly endorsed by Pledgor to Lender, if required, together with an undated limited partnership power covering any such partnership certificate duly executed in blank, to be held by Lender hereunder as additional security for the Indebtedness.  Any sums paid upon or in respect of the Pledged Company Interests upon the liquidation or dissolution of Borrower shall be paid over to Lender to be applied by Lender to the Indebtedness, and in case any distribution of capital shall be made on or in respect of the Pledged Company Interests or any property shall be distributed upon or with respect to the Pledged Company Interests pursuant to the recapitalization or reclassification of the capital of Borrower or pursuant to the reorganization thereof, the property so distributed shall be promptly delivered to Lender to be held by it, subject to the terms hereof, as additional security for the Indebtedness.  If any sums of money or property so paid or so distributed in respect of any of the Pledged Company Interests pursuant to the prior sentence shall be received by Pledgor, Pledgor shall, until such money or property is paid or delivered to Lender, hold such money or property in trust for Lender, segregated from other funds of Pledgor, as additional security for the Indebtedness.
Section 12.2 Limitations on Issuance of Interests; Limitations on Transfer.  Without the prior written consent of Lender, Pledgor shall not, directly or indirectly, do any of the following:  (i) vote to enable, or take any other action to permit, Borrower to issue any partnership interests or any other securities convertible into, or granting the right to purchase or exchange for any partnership interests in Borrower; (ii) except as expressly permitted by the Loan Agreement, sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral; or (iii) create, incur, authorize or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Agreement.
Section 12.3 Limitation on Liens.  Pledgor will not create, incur or permit to exist, will defend the Pledged Company Interests and other Collateral against, and will take all such other action as is necessary to remove, any Lien or claim on or to the Pledged Company Interests or other Collateral, other than the Liens created by this Agreement, and will defend the right, title and interest of Lender in, to and under the Pledged Company Interests against the claims and demands of all Persons whomsoever.
Section 12.4 Further Identification of Pledged Company Interests.  Pledgor will furnish to Lender from time to time statements and schedules further identifying and describing the Pledged Company Interests and such other reports in connection with the Pledged Company Interests as Lender may reasonably request, all in reasonable detail.
Section 12.5 Changes in Location, Name, etc.  Pledgor will not, unless (i) it shall have given at least thirty (30) days’ prior written notice to such effect to Lender and (ii) all reasonable action necessary or advisable, in Lender’s reasonable opinion, to protect and perfect the Liens and security interests intended to be created hereunder with respect to the Pledged Company Interests shall have been taken, (A) change the location of its chief executive office or principal place of business from that specified in Section 4(f), or (B) change its name, identity or entity form, or (c) reorganize or reincorporate under the laws of another jurisdiction.
Section 12.6 UCC Article 8.  Pledgor will ensure that the Pledged Company Interests (i) will continue to be “securities” within the meaning of Sections 8-102(a)(15) and 8-103 of the Code, (ii) will continue to be “financial

Ex 10.9

assets” (within the meaning of Section 8-102(a)(9) of the Code), (iii) will not be credited to a “securities account” (within the meaning of Section 8-501(a) of the Code), (iv) will not be dealt in or traded on a securities exchange or in a securities market, and (v) will not be “investment company securities” (within the meaning of Section 8-103 of the Code).  The Borrower LP Agreement and the certificates evidencing the Pledged Company Interests (if any) each shall at all times state that the Pledged Company Interests are “securities” as such term is defined in Article 8 of the Code, from time to time in effect, in the State of Delaware.
Section 12.7 Further Assurances.  At any time and from time to time, upon the written request of Lender, and at the sole expense of Pledgor, Pledgor shall promptly and duly give, execute, deliver file and/or record such further instruments and documents and take such further actions as Lender may reasonably request for the purposes of obtaining, creating, perfecting, validating or preserving the full benefits of this Agreement and of the rights and powers herein granted.  Pledgor hereby authorizes Lender to file any such financing statement or continuation statement without the signature of or further action by Pledgor to the extent permitted by law.  Any such financing statement may describe the collateral covered thereunder as “four hundred ninety thousand (489,680) unissued and not outstanding Common Limited Partnership Units of Lodging Fund REIT III OP, LP, and all proceeds and products thereof.”  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be promptly delivered to Lender, duly endorsed in a manner reasonably satisfactory to Lender, to be held as Collateral pursuant to this Agreement.
Article 13 Certain Understandings of Parties; Registration of Pledge; Control of Collateral, Etc.
Section 13.1 Each of Pledgor and Lender acknowledges and agrees that the Pledged Company Interests do and will constitute “securities” within the meaning of Sections 8-102(a)(15) and 8-103 of the Code.  Pledgor covenants and agrees that it shall not take any action to have the Pledged Company Interests treated other than as securities within the meaning of Sections 8-102(a)(15) and 8-103 of the Code.
Section 13.2 Registration of Pledge; Control of Collateral.  To better assure the perfection of the security interest of Lender in the Pledged Company Interests, concurrently with the execution and delivery of this Agreement, Pledgor shall (i) send written instructions in the form of Exhibit A hereto (such written instructions, the “Instruction to Register the Pledge”) to Borrower, (ii) shall cause Borrower to execute and deliver to Lender a confirmation statement and instruction agreement in the form of Exhibit B hereto (the “Confirmation Statement and Instruction Agreement”), and (iii) cause Borrower to execute and deliver to Lender an acknowledgment and consent in the form of Exhibit C attached hereto (the “Acknowledgment and Consent”).  Notwithstanding anything in this Agreement to the contrary, none of the Instruction to Register the Pledge, the Confirmation Statement and Instruction Agreement or the Acknowledgement and Consent shall be construed as expanding the rights of Lender to give instructions with respect to the Collateral beyond any such rights set forth in this Agreement.
Article 14 Cash Dividends; Voting Rights.
Section 14.1 Notwithstanding any provision hereof to the contrary, unless and until an Event of Default shall have occurred and be continuing, except as provided to the contrary in the Loan Agreement, Pledgor shall be permitted to receive, retain and further distribute to Pledgor’s Affiliates, constituent entities and/or other Persons all income, cash dividends, distributions, proceeds or other property received or paid in respect of the Pledged Company Interests.  Subject to Section 7(b) below (relating to Article 8 Matters) and unless and until an Event of Default shall have occurred and be continuing, Pledgor shall have the right to exercise all voting and other rights with respect to the Pledged Company Interests, provided that no vote shall be cast or right exercised or other action taken which would violate any provision of the Loan Agreement, the Note, this Agreement or any other Loan Documents; and, provided, further, that Pledgor shall give Lender not less than five (5) Business Days’ written notice of the manner in which any Pledgor intends to exercise, or the reasons for refraining from exercising, any such right.
Section 14.2 Solely with respect to Article 8 Matters, Pledgor hereby irrevocably grants and appoints Lender, from the date of this Agreement until the termination of this Agreement in accordance with its terms, as Pledgor’s true and lawful proxy, for and in Pledgor’s name, place and stead to vote the Pledged Company Interests by Pledgor, whether directly or indirectly, beneficially or of record, now owned or hereafter acquired, in each case, solely with respect to Article 8 Matters.  The proxy granted and appointed in this Section 7(b) shall include the right to sign Pledgor’s name to any consent, certificate or other document relating to an Article 8 Matter and the Pledged Company Interests that applicable law may permit or require, to cause the Pledged Company Interests to be voted in accordance with the preceding sentence.  Pledgor hereby represents and warrants that Pledgor has not granted proxies or powers of attorney with respect to an Article 8 Matter and the Pledged Company Interests other

Ex 10.9

than pursuant to this Agreement or the other Loan Documents.  Pledgor will not give a subsequent proxy or power of attorney or enter into any other voting agreement with respect to the Pledged Company Interests with respect to any Article 8 Matter and any attempt to do so with respect to an Article 8 Matter or the Pledged Company Interests shall be void and of no effect.  As used herein, “Article 8 Matter” means any action, decision, determination or election by Borrower or its partner(s) that the limited partnership interests or other equity interests, or any of them, issued by Borrower be, or cease to be, a “security” as defined in and governed by Article 8 of the Code, and all other matters related to any such action, decision, determination or election.  The proxies and powers granted by the Pledgor pursuant to this Agreement are coupled with an interest and are given to secure the performance of the Pledgor’s obligations.
Article 15 Rights of Lender.
Section 15.1 Following the occurrence and during the continuance of an Event of Default, Lender shall have the right to receive any and all income, cash dividends, distributions, proceeds or other property received or paid in respect of the Pledged Company Interests and make application thereof to the Indebtedness, in such order as Lender, in its sole discretion, may elect.  If an Event of Default shall occur and be continuing, then the Pledged Company Interests, at Lender’s option, shall be registered in the name of Lender or its nominee (if not already so registered), and, upon admission as a member of Borrower, Lender or its nominee may thereafter, during the continuance of such Event of Default, exercise, except to the extent expressly prohibited by law, all voting and other rights, privileges and options pertaining to such Pledged Company Interests, including any and all rights of conversion, exchange and subscription pertaining to such Pledged Company Interests as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of such Pledged Company Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of Borrower or upon the exercise by Pledgor or Lender of any right, privilege or option pertaining to such Pledged Company Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Company Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except, as described in clause (d) below, to account for property actually received by it, but Lender shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
Section 15.2 The rights of Lender under this Agreement shall not be conditioned or contingent upon the pursuit by Lender of any right or remedy against Pledgor or against any other Person which may be or become liable in respect of all or any part of the Indebtedness or against any other security therefor, guarantee thereof or right of offset with respect thereto.  Lender shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall it be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.
Section 15.3 Pledgor also authorizes Lender, at any time and from time to time following the occurrence and during the continuance of an Event of Default, to execute, in connection with any sale provided for in Section 9 or Section 10 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral to the extent necessary for Lender to exercise its rights under this Agreement.
Section 15.4 The powers conferred on Lender under this Section 8 are solely to protect Lender’s interest in the Collateral and shall not impose any duty upon Lender exercise any such powers.  Lender shall be accountable only for amounts or property that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors or employees shall be responsible to Pledgor for any act or failure to act hereunder, except for its or their fraud, gross negligence or willful misconduct.
Section 15.5 If Pledgor fails to perform any of its obligations under this Agreement and such failure constitutes an Event of Default, then if Lender performs, or causes performance of, such obligation in accordance with the terms of this Agreement, the expenses of Lender incurred in connection with such performance (including reasonable out-of-pocket attorneys’ fees and disbursements), together with interest at the Default Rate shall be reimbursed to Lender within ten (10) Business Days following written demand by Lender to Pledgor, and shall constitute obligations secured hereby.

Ex 10.9

Article 16 Remedies. Following the occurrence and during the continuance of an Event of Default, Lender may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Indebtedness:
Section 16.1 all rights and remedies of a secured party under the Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Lender was the sole and absolute owner thereof (and Pledgor agrees to take all such action as may be reasonably appropriate to give effect to such right);
Section 16.2 Lender may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;
Section 16.3 Lender in its discretion may, in its name or in the name of Pledgor or otherwise, demand, sue for, collect, direct payment of or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

Without limiting the generality of the foregoing, following the occurrence and during the continuance of an Event of Default, Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law or by this Agreement) to or upon Pledgor, Borrower or any other Person (all and each of which demands, presentments, protests, advertisements and notices except as required by this Agreement are hereby waived to the extent permitted under applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best in its sole discretion, for cash or on credit or for future delivery without assumption of any credit risk.

In furtherance of the foregoing, Lender shall have the right, without notice or publication except to the extent required by law or by this Agreement, to adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be adjourned without further notice except to the extent required by law or by the express terms of this Agreement.  Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of Pledgor, which right or equity of redemption is hereby waived or released.  Lender shall apply any Proceeds from time to time held by it, including any net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of any kind incurred by Lender in connection with the exercise of Lender’s rights in accordance with this Agreement, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Indebtedness, in such order as Lender may elect in accordance with the Loan Agreement, and only after such application and after the payment by Lender of any other amount required by any applicable provision of law, including Section 9-615 of the Code, need Lender account for the surplus, if any, to Pledgor.  To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against Lender arising out of the exercise by Lender of any of their rights hereunder, except for any claims, damages and demands it may have against Lender arising from the fraud, willful misconduct or gross negligence of Lender, its affiliates, or any agents or employees of the foregoing.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

Section 16.4 The rights, powers, privileges and remedies of Lender under this Agreement are cumulative and shall be in addition to all rights, powers, privileges and remedies available to Lender under the other Loan Documents or at law or in equity.  All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of Lender hereunder.
Section 16.5 Pledgor will reimburse Lender for all actual out-of-pocket expenses incurred by Lender, including reasonable brokers’, attorneys’ and accountants’ fees and expenses, in connection with the exercise of any Lender’s remedies in accordance with the terms of this Agreement.

Ex 10.9

Article 17 Private Sales. Pledgor recognizes that Lender may be unable to effect a public sale of any or all of the Pledged Company Interests, by reason of certain prohibitions contained in the Securities Act or applicable state securities laws, and in such instance may be compelled to resort to one or more private sales thereof to a qualified group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to Lender than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private sale. Lender shall be under no obligation to delay a sale of any of the Pledged Company Interests for the period of time necessary to permit Borrower or Pledgor to register such securities for public sale under the Securities Act or applicable state securities laws, even if Borrower or Pledgor would agree to do so.
Section 17.1 Pledgor further shall use commercially reasonable efforts to cooperate with Lender to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of all or any portion of the Pledged Company Interests pursuant to and in accordance with this Section 10 and Section 9 valid and binding and in compliance with any and all other requirements of applicable law.  Pledgor agrees that a breach of any of Pledgor’s covenants contained in this Section 10 will cause irreparable injury to Lender, that Lender have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 10 shall be specifically enforceable against Pledgor, and Pledgor hereby waives, and agrees not to assert any defenses against an action for specific performance of such covenants, except any defense that no Event of Default has occurred or that Lender has not complied with this Agreement, the Loan Agreement, or the Code in its exercise of remedies under this Agreement.
Section 17.2 Lender shall not incur any liability as a result of the sale of any Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner, it being agreed that some or all of the Collateral is or may be of one or more types that are not customarily sold in a recognized market.  Pledgor hereby waives any claims against Lender arising by reason of the fact that the price at which any of the Collateral may have been sold at any such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Indebtedness, even if Lender accepts the first offer received and does not offer any Collateral to more than one offeree, provided that Lender has acted in a commercially reasonable manner in conducting such private sale and in accordance with the Code.
Section 17.3 The Code states that Lender are able to purchase the Pledged Company Interests only if they are sold at a public sale.  Lender has advised Pledgor that SEC staff personnel have issued various No-Action Letters describing procedures which, in the view of the SEC staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Article 9 of the Code, yet not public for purposes of Section 4(2) of the Securities Act of 1933.  The Code permits Pledgor to agree on the standards for determining whether Lender has complied with its obligations under Article 9.  Pursuant to the Code, Pledgor specifically agrees (x) that it shall not raise any objection to Lender’s purchase of all or any part of the Pledged Company Interests (through bidding on the obligations or otherwise) and (y) that a foreclosure sale conducted in conformity with the principles set forth in the No-Action Letters and pursuant to this Agreement shall be considered (i) a “public” sale for purposes of the Code; (ii) commercially reasonable, notwithstanding that Lender has not registered or sought to register all or any part of the Pledged Company Interests under the Securities Act, even if Pledgor or Borrower agrees to pay all costs of the registration process; and (iii) commercially reasonable, notwithstanding that Lender purchases all or any part of the Pledged Company Interests at such sale, if Lender was the high bidder at such sale and the price paid is commercially reasonable.
Section 17.4 Pledgor agrees that Lender shall not have any general duty or obligation to make any effort to obtain or pay any particular price for any Pledged Company Interests sold by Lender in accordance with the terms of this Agreement and applicable law.  Without limiting Lender’s right to conduct a foreclosure sale in any manner which is considered commercially reasonable, Pledgor hereby agrees that any foreclosure sale conducted in accordance with the following provisions shall be considered a commercially reasonable sale and to the extent permitted by law, hereby irrevocably waives any right to contest any such sale:
(15)	Lender conducts the foreclosure sale in the Fargo, North Dakota;
(16)	the foreclosure sale is conducted in accordance with the laws of the State of North Dakota;

Ex 10.9

(17)	not more than thirty (30) days before, and not less than ten (10) days in advance of the foreclosure sale, Lender notifies Pledgor in accordance with Section 15(e) hereof of the time and place of such foreclosure sale and/or any rescheduled foreclosure sale date in the event of a postponement;
(18)	the foreclosure sale is conducted in Fargo, North Dakota at a location selected by Lender on any Business Day between the hours of 9:00 a.m. and 5:00 p.m. (Central Time); and
(19)	the notice of the date, time and location of the foreclosure sale is published in a newspaper or periodical circulated in print or electronic format in Fargo, North Dakota for seven (7) consecutive publishing days (or for newspapers or periodicals that are only published weekly, for three (3) consecutive weeks) prior to the date of the foreclosure sale.

(e)Lender shall not incur any liability as a result of the sale of any Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner in accordance with the Code, it being agreed that some or all of the Collateral is or may be of one or more types that threaten to decline speedily in value and that are not customarily sold in a recognized market. Pledgor hereby waives any claims against Lender arising by reason of the fact that the price at which any of the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Indebtedness, even if Lender accepts the first offer received and does not offer any Collateral to more than one offeree, provided that Lender has acted in a commercially reasonable manner in conducting such private sale.

Article 18 Limitation on Duties Regarding Collateral. Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it with the same degree of care and in the same manner as Lender deals with similar securities and property for its own account. None of Lender or any of it directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise. Without limiting the generality of the foregoing, Lender shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties but may do so at their option. All reasonable out-of-pocket expenses incurred by Lender in connection with the exercise of Lender’s remedies and the custody, safekeeping and physical preservation of this Collateral in its process, in accordance with the terms of this Agreement and applicable law shall be for the sole account of the Pledgor, and shall constitute part of the Indebtedness secured hereby.
Article 19 Financing Statements; Partnership Certificates and Company Powers on Date of this Agreement. On the date hereof, Pledgor (a) shall deliver to Lender the partnership certificates with respect to the Pledged Company Interests owned by it as of the date hereof (if any), together with the Company Powers with respect to such partnership certificates, and (b) hereby authorizes Lender to file UCC-1 financing statements with respect to the Collateral. Pledgor agrees to deliver any other document or instrument which Lender may reasonably request with respect to the Collateral for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. Without limiting the generality of the foregoing, Pledgor hereby authorizes the filing of financing statements (and amendments of financing statements and continuation statements) that name the Pledgor as debtor and Lender as secured party and that cover all personal property or all assets of the Pledgor.
Article 20 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to Lender, Lender is hereby appointed, which appointment as attorney-in-fact is irrevocable and coupled with an interest, the attorney-in-fact of Pledgor, which power may only be exercised following the occurrence and during the continuance of an Event of Default for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which Pledgor fails to do promptly following written request from Lender and which Lender may deem reasonably necessary or advisable to accomplish the purposes hereof including:
Section 20.1 to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

Ex 10.9

Section 20.2 to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;
Section 20.3 to file any claims or take any action or institute any proceedings that Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Lender, with respect to any of the Collateral; and
Section 20.4 to execute, in connection with any sale provided for in Section 9 or Section 10, any endorsement, assignments, or other instruments of conveyance or transfer with respect to the Collateral.

If so requested by Lender, Pledgor shall ratify and confirm any such sale or transfer by executing and delivering to Lender at Pledgor’s expense all proper and customary deeds, bills of sale, instruments of assignment, conveyance of transfer and releases as may be designated in any such request.

Article 21 Termination. Upon satisfaction in full of the Indebtedness, (i) Lender’s rights, and Pledgor’s obligations, under this Agreement shall terminate, (ii) Lender shall return to Pledgor all partnership certificates representing or evidencing the Pledged Company Interests, if any (together with all Company Powers delivered to Lender), and (iii) Lender shall execute and file, or deliver to Pledgor for filing, UCC-3 termination statements and any other agreements, documents and instruments reasonably necessary to terminate the lien created by this Agreement.
Article 22 Miscellaneous.
Section 22.1 Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 22.2 Headings.  The headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
Section 22.3 No Waiver; Cumulative Remedies.  Lender shall not by any act (except by a written instrument pursuant to Section 15(d)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have on any future occasion.  The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers or privileges provided by law.
Section 22.4 Waivers and Amendments; Successors and Assigns.  None of the terms or provisions of this Agreement may be waived, amended, or otherwise modified except by a written instrument executed by the party against which enforcement of such waiver, amendment, or modification is sought.  This Agreement shall be binding upon and shall inure to the benefit of (i) Pledgor and its successors and assigns, provided that Pledgor shall not have any right to assign its rights hereunder except to the extent expressly permitted under the Loan Agreement and (ii) Lender and its successors and assigns.  The rights of Lender under this Agreement shall automatically be transferred to any transferee thereof and such transferee shall be entitled to all of the rights and remedies of Lender under this Agreement.
Section 22.5 Notices.  All notices, consents, approvals, demands and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if (a) addressed to Lender or Pledgor, as applicable, at the address of Lender or Borrower, as applicable, set forth in the opening paragraph of this Agreement (or at such other address or to such other Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 15(e), and (b) given in accordance with the terms and provisions of Section 6.1 of the Loan Agreement.  Notices may be sent by a party hereto or on its behalf by its attorney.
Section 22.6 Governing Law.

Ex 10.9

THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NORTH DAKOTA, AND MADE BY PLEDGOR AND ACCEPTED BY LENDER IN THE STATE OF NORTH DAKOTA, AND THE PROCEEDS OF THE NOTES SECURED HEREBY WERE DISBURSED FROM THE STATE OF NORTH DAKOTA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH DAKOTA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF PLEDGOR AND LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTES, AND THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH DAKOTA.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL, AND ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL, BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN CASS COUNTY, NORTH DAKOTA, AND EACH OF PLEDGOR AND LENDER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF PLEDGOR AND LENDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

Section 22.7 Agents.  Lender may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for their actions except for the fraud, gross negligence or willful misconduct of any such agents or attorneys-in-fact selected by it in good faith.
Section 22.8 Irrevocable Authorization and Instruction to Borrower.  Pledgor hereby authorizes and instructs Borrower and any servicer of the Loan to comply with any instruction received by it from in writing that (i) states that an Event of Default has occurred and is continuing and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Pledgor, and Pledgor agrees that Borrower and any servicer shall be fully protected in so complying.
Section 22.9 Counterparts.  This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.
Section 22.10 WAIVER OF JURY TRIAL, DAMAGES, JURISDICTION. EACH OF PLEDGOR AND LENDER HEREBY AGREES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RIGHTS TO A JURY TRIAL ON ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY DEALINGS BETWEEN PLEDGOR AND LENDER IN CONNECTION WITH THIS AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH OF PLEDGOR AND LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ITS ENTRY INTO THIS AGREEMENT, EACH OF PLEDGOR AND LENDER REPRESENTS AND WARRANTS TO THE OTHER THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH WAIVER IS KNOWINGLY AND VOLUNTARILY GIVEN FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED, EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, REPLACEMENTS,

Ex 10.9

REAFFIRMATIONS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

WITH RESPECT TO ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, EACH OF PLEDGOR AND LENDER SHALL AND HEREBY DOES SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NORTH DAKOTA AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF MISSISSIPI ANY APPELLATE COURTS TAKING APPEALS THEREFROM).  EACH OF PLEDGOR AND LENDER HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (A) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY NOT BE ENFORCED IN OR BY THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION, (B) THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR (C) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER.  IN THE EVENT ANY SUCH ACTION, SUIT, PROCEEDING OR LITIGATION IS COMMENCED, PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE, AND PERSONAL JURISDICTION OVER PLEDGOR OBTAINED, BY SERVICE OF A COPY OF THE SUMMONS, COMPLAINT AND OTHER PLEADINGS REQUIRED TO COMMENCE SUCH LITIGATION UPON PLEDGOR AT THE ADDRESS OF PLEDGOR AND TO THE ATTENTION OF SUCH PERSON AS SET FORTH IN THIS SECTION 15.

Section 22.11 Damages. No claim may be made by Pledgor against Lender, its affiliates, directors, officers, employees, or attorneys for any special, indirect or consequential damages (“Special Damages”) in respect of any breach or wrongful conduct (whether the claim therefor is based on contract, tort or duty imposed by law) in connection with, arising out of, or in any way related to the transactions contemplated or relationship established by this Agreement, or any act, omission or event occurring in connection herewith or therewith; and to the fullest extent permitted by law Pledgor hereby waives, releases and agrees not to sue upon any such claim for Special Damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 22.12 Joint and Several Liability.  If Pledgor consists of more than one person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.
Section 22.13 Advice of Counsel.  Each of Pledgor and Lender represents and warrants to the other that it is executing this Agreement and, specifically, the provisions of this Section 15, following consultation with counsel.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

Ex 10.9

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date set forth above.

PLEDGOR:

LODGING FUND REIT III, INC.,

a Maryland corporation

By: /s/ Samuel C. Montgomery

Name: Samuel C. Montgomery

Title: Chief Financial Officer

LENDER:

LEGENDARY A-1 BONDS, LLC,

a Delaware limited liability company

By: /s/ Norman H. Leslie

Name: Norman H. Leslie

Title: Managing Member

Ex 10.9

SCHEDULE 1
To Pledge and Security Agreement

DESCRIPTION OF
PLEDGED COMPANY INTERESTS

Issuer	Owner	Class of Limited Partnership Units	Number of Limited Partnership Units Pledged
Lodging Fund REIT III OP, LP	Lodging Fund REIT III, Inc.	Common LP units	489,680

Ex 10.9

EXHIBIT A

[Form of Instruction to Register Pledge]

March ___, 2024

To:Lodging Opportunity Fund III, LP

1635 43rd Street South, Suite 205

Fargo, North Dakota 58103

In accordance with the requirements of that certain Pledge and Security Agreement, dated as the date hereof (as amended, supplemented, modified and/or restated from time to time, the “Pledge Agreement”), made by LODGING FUND REIT III, INC., a Maryland corporation (“Pledgor”), in favor of LEGENDARY A-1 BONDS, LLC, a Delaware limited liability company (“Lender”) (defined terms used but not otherwise defined herein are as defined in the Pledge Agreement), you are hereby instructed to register the pledge of the following interests as follows:

All of the limited partnership interests of Pledgor in Lodging Fund REIT III OP, LP, a Delaware limited partnership (“Issuer”) as listed on Schedule 1 to the Pledge Agreement including without limitation all of the following property now owned or at any time hereafter acquired by Pledgor or in which Pledgor now has or at any time in the future may acquire any right, title or interest, are hereby pledged to Lender pursuant to the Pledge Agreement:

(a)all limited partnership interest of, or other equity interests in, the Issuer and any options, warrants, and other rights hereafter acquired by Pledgor in respect of such limited partnership interests or other equity interests (whether in connection with any capital increase, recapitalization, reclassification, or reorganization of the Issuer or otherwise) (all such limited partnership interests and other equity interests being those described on Schedule 1 to the Pledge Agreement, and all such options, warrants and other rights being hereinafter collectively referred to as the “Pledged Interests”);
(b)all certificates, instruments, or other writings representing or evidencing the Pledged Interests, and all accounts and general intangibles arising out of, or in connection with, the Pledged Interests;
(c)any and all moneys or property due and to become due to Pledgor now or in the future in respect of the Pledged Interests, or to which Pledgor may now or in the future be entitled to in its capacity as a member of the Issuer, whether by way of a dividend, distribution, return of capital, or otherwise;
(d)all other claims which Pledgor now has or may in the future acquire in its capacity as a member of the Issuer against the Issuer and its property;
(e)all rights of Pledgor under the limited partnership agreement of the Issuer (and all other agreements, if any, to which Pledgor is a party from time to time which relate to the ownership of the Pledged Interests), including, without limitation, all voting and consent rights of Pledgor arising thereunder or otherwise in connection with Pledgor’s ownership of the Pledged Interests; and
(f)to the extent not otherwise included, all Proceeds of any or all of the foregoing.

You are hereby further authorized and instructed to execute and deliver to Lender a Confirmation Statement and Instruction Agreement, substantially in the form of Exhibit B to the Pledge Agreement and, to the extent provided more fully therein, to comply with the instructions of Lender in respect of the Collateral without further consent of, or notice to, the undersigned.  Notwithstanding anything in this instruction letter, this instruction shall not be construed as expanding the rights of Lender to give instructions with respect to the Collateral beyond any such rights set forth in the Pledge Agreement.

(No further text on this page)

Ex 10.9

Very truly yours,

PLEDGOR:

LODGING FUND REIT III, INC.,

a Maryland corporation

By: /s/ Samuel C. Montgomery

Name: Samuel C. Montgomery

Title: Chief Financial Officer

LENDER:

LEGENDARY A-1 BONDS, LLC,

a Delaware limited liability company

By: /s/ Norman H. Leslie

Name: Norman H. Leslie

Title: Managing Member

Ex 10.9

EXHIBIT B

[Form of Confirmation Statement and Instruction Agreement]

March ___, 2024

To:Legendary A-1 Bonds, LLC

1635 43rd Street South, Suite 205

Fargo, North Dakota 58103

Pursuant to the requirements of that certain Pledge and Security Agreement, dated the date hereof (as amended, supplemented, modified and/or restated from time to time, the “Pledge Agreement”), made by LODGING FUND REIT III, INC., a Maryland corporation (“Pledgor”), in favor of LEGENDARY A-1 BONDS, LLC, a Delaware limited liability company (“Lender”) (defined terms used but not otherwise defined herein are as defined in the Pledge Agreement), this Confirmation Statement and Instruction Agreement relates to those limited partnership interests (the “Pledged Interests”), as further described on Schedule I hereto, issued by Lodging Fund REIT III OP, LP, a Delaware limited partnership (“Issuer”).

For purposes of better assuring the perfection of the security interest of Lender in the Pledged Interests, Issuer acknowledges that, as of the date hereof:

(a)the registered owner of 100% of the limited partnership interest in Issuer is Pledgor;

(b)by book-entry, Issuer has registered the Pledged Interests in the name of Lender, and no other pledge is currently registered on the books and records of Issuer with respect to the Pledged Interests; and

(c)there are no liens of Issuer on the Pledged Interests or any adverse claims thereto for which the Issuer has a duty under Section 8-403 of the Code.

Also for purposes of better assuring the perfection of the security interest of Lender in the Pledged Interests, Issuer agrees that, until the Indebtedness is paid in full (exclusive of any indemnification or other obligations which are expressly stated in any of the Loan Documents to survive satisfaction of the Note), Issuer shall:

(i)comply with the written instructions of Lender provided in accordance with the terms of the Pledge Agreement, without any further consent from Pledgor or any other Person, in respect of the Collateral; and

(ii)disregard any request made by Pledgor or any other person which contravenes the written instructions of Lender with respect to the Collateral.

Notwithstanding anything in this Confirmation Statement and Instruction Agreement, this Confirmation Statement and Instruction Agreement shall not be construed as expanding the rights of Lender to give instructions with respect to the Collateral beyond such rights set forth in the Pledge Agreement.

Very truly yours,

LODGING FUND REIT III OP, LP,

a Delaware limited partnership, its sole member

By: Lodging Fund REIT III, Inc.,

a Maryland corporation, its general partner

By: /s/ Samuel C. Montgomery

Name:  Samuel C. Montgomery

Title:  Chief Financial Officer

Ex 10.9

ACKNOWLEDGED AND AGREED:

LODGING FUND REIT III, INC.,

a Maryland corporation

By: /s/ Samuel C. Montgomery

Name: Samuel C. Montgomery

Title: Chief Financial Officer

Ex 10.9

SCHEDULE I
TO CONFIRMATION STATEMENT AND INSTRUCTION AGREEMENT

Description of Pledged Interests

Issuer	Owner	Class of Limited Partnership Units	Number of Limited Partnership Units Pledged
Lodging Fund REIT III OP, LP	Lodging Fund REIT III, Inc.	Common LP units	489,680

Ex 10.8

EXHIBIT C

[Form of Acknowledgement and Consent]

March ___, 2024

Borrower hereby (i) acknowledges receipt of a copy of that certain Pledge and Security Agreement, dated as of the date hereof, (as the same may be amended, supplemented, modified and/or restated from time to time, the “Pledge Agreement”), made by LODGING FUND REIT III, INC., a Maryland corporation, in favor of LEGENDARY A-1 BONDS, LLC, a Delaware limited liability company (“Lender”), and (ii) agrees that Pledgor is bound by the Pledge Agreement.

Borrower agrees to notify Lender Agent promptly in writing of the occurrence of any events described in Section 5(a) of the Pledge Agreement.

All initially capitalized terms used but not defined here shall have the meanings ascribed to such terms in the Pledge Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Acknowledgment and Consent to be duly executed by its duly authorized representative, as of the day and year first above written.

BORROWER:

LODGING FUND REIT III OP, LP,

a Delaware limited partnership, its sole member

By: Lodging Fund REIT III, Inc.,

a Maryland corporation, its general partner

By: /s/ Samuel C. Montgomery

Name:  Samuel C. Montgomery

Title:  Chief Financial Officer